UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

SANTANDER CONSUMER USA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36270	32-0414408
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Elm St. Suite #800 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 634-1110

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Santander Consumer USA Holdings Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Mahesh Aditya, currently a member of the Board, as President and Chief Executive Officer of the Company, effective as of the close of business on December 2, 2019. Mr. Aditya was also appointed to the Executive Committee of the Board, effective December 2, 2019.

Also, on December 2, 2019, the Company announced that on November 26, 2019, Scott Powell indicated his intent to resign as President and Chief Executive Officer of the Company and as a member of the Board effective on December 2, 2019. There are no disagreements between Mr. Powell and the Company on any matter relating to Company’s operations, policies or practices.

Appointment of Mahesh Aditya as President and Chief Executive Officer

Mr. Aditya, age 57, has been a director of the Company since August 2017. Mr. Aditya has served as the Chief Risk Officer of Santander Holdings USA, Inc. (“SHUSA”) since May 2018 and as Chief Risk Officer of Santander Bank, N.A. since April 2018. Previously, he served as the Chief Operating Officer of SHUSA from May 2017 to May 2018.

Prior to joining SHUSA, he served as the Chief Risk Officer and was a member of the Operating Committee of Visa Inc. from June 2014 to February 2017. Prior to that role, from April 2011 until June 2014, Mr. Aditya was employed by JPMorgan Chase, first as the Chief Risk Officer of Retail Banking and then later the Chief Risk Officer of Mortgage Banking. Previously, he was employed as the Head of Risk for Mortgage and Business Banking at Capital One Bank from 2009 to 2011.

He also served on the board of directors of Banco Santander Puerto Rico from May 2017 to December 2019, and has previously served as a member of the board of Early Warning Systems.

Mr. Aditya holds a degree in electrical engineering from Bangalore University and a master’s degree in business administration from the Faculty of Management Studies, Delhi University.

There are no family relationships between Mr. Aditya and any executive officer or director of the Company and Mr. Aditya does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Aditya was not appointed pursuant to any arrangement or understanding between him and any other person.

The Board has not yet determined Mr. Aditya’s compensation arrangements.

Election of Director

Effective December 2, 2019, Juan Carlos Alvarez was elected to the Board to fill the vacancy created by the departure of Mr. Powell. Mr. Alvarez serves as Chief Financial Officer of SHUSA, a post he has held since September 2019.

Prior to his role at SHUSA, Mr. Alvarez served as the Chief Financial Officer of the Company. Mr. Alvarez joined the Company as our Chief Financial Officer in October 2017. Prior to joining us, Mr. Alvarez served as Corporate Treasurer for SHUSA from 2009 to 2017, overseeing SHUSA’s liquidity risk management, asset liability management, and treasury functions.

Prior to joining SHUSA, from 2005 to 2008, he was Senior Vice President and Head of Treasury and Investments for Banco Santander’s International Private Banking at Banco Santander International and Banco Santander Suisse. In this role, he managed a team of investment professionals, overseeing the assets of Banco Santander’s international high-net-worth clients. From 2000 to 2004, Mr. Alvarez held the position of Directeur Adjoint for Santander Central Hispano Suisse, Geneva and was Head of Treasury, Trading and Asset-Allocation.

Mr. Alvarez holds a master’s degree in finance from George Washington University and a bachelor’s degree in management from Tulane University, and is a Chartered Financial Analyst.

There is no agreement or understanding between Mr. Alvarez and any other person pursuant to which he was elected to the Board. Mr. Alvarez is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing a copy of the press release attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.

The information contained in the attached press release is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section. Further, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 2, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER CONSUMER USA HOLDINGS INC.

Dated: December 2, 2019	By:	/s/ Christopher Pfirrman
	Name:	Christopher Pfirrman
	Title:	Chief Legal Officer